EXHIBIT 2
                             JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D to which this Agreement is attached, and any amendments thereto signed by each of the undersigned, shall be filed on behalf of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be executed in any number of counterparts, each of which shall be deemed to be in original, but all of which together shall constitute one and the same instrument.

Dated:  January 7, 2008

                                                 William Craig Turner

                                                 By    /s/ William Craig Turner
                                                       -------------------------
                                                 Name: William Craig Turner

                                                 Madonna Turner

                                                 By    /s/ Madonna Turner
                                                       -------------------------
                                                 Name: Madonna Turner